Exhibit 99.1


  Immersion Corporation Reports Third Quarter 2005 Financial Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--Nov. 7, 2005--Immersion Corporation, (Nasdaq:IMMR), a leading developer and licensor of touch feedback technology, today announced revenues of $5.4 million for the quarter ended September 30, 2005 compared to revenues of $5.5 million for the third quarter of 2004. Net loss for the third quarter of 2005 was $4.2 million, or $0.17 per share, an improvement of 39 percent compared to a net loss of $6.9 million, or $0.29 per share, for the third quarter of 2004.
    Revenues for the nine months ended September 30, 2005 were $17.4 million compared to revenues of $16.3 million for the nine months ended September 30, 2004. Net loss for the first nine months of fiscal 2005 was $10.1 million, or $0.42 per share, an improvement of 43 percent compared to a net loss of $17.9 million, or $0.80 per share, for the first nine months of fiscal 2004. As of September 30, 2005, Immersion had cash and cash equivalents totaling $28.7 million.
    "In the third quarter, our Medical, Industrial, and Mobility businesses achieved important milestones toward new growth," said Vic Viegas, Immersion CEO. "We introduced two important new software modules for our endovascular training simulator as part of our product sales strategy. We signed an agreement with 3M Touch Systems to enable them to integrate our TouchSense(R) technology and sell touchscreens with tactile feedback to the casino gaming and bar top amusement markets. The new Mercedes S Class sedan was launched in Europe in September with a haptic rotary controller made by Immersion licensee ALPS Electric Co., Ltd.
    "In our mobility business, there are now six operators worldwide, with a total of approximately 130 million subscribers, that offer mobile phones with our VibeTonz(TM) technology. A new Samsung mobile phone, the A820, was launched by Sprint Nextel. Additionally, Alltel and MetroPCS now offer the Samsung n330 mobile phone to their subscribers. More downloadable games with VibeTonz touch sensations were released by Indiagames and I-play, two of the top mobile game publishers in the world. Seven new games with VibeTonz technology were released by SK Telecom, the largest mobile operator in Korea," concluded Viegas.
    Immersion will host a conference call with company management on Monday, November 7, 2005, at 5:00 p.m. Eastern Time to discuss operating results for the third quarter ended September 30, 2005. A question and answer session will follow. To listen to the call, dial +1 800.374.2366 approximately five minutes prior to the start of the call and enter confirmation number 2696101. The call will be archived and available for replay until November 14, 2005 by dialing +1
800.642.1687 and entering confirmation number 2696101. The call will also be simulcast and archived through the Investor Relations section of Immersion Corporation's Web site, www.immersion.com.

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing and marketing digital touch technology and products. Bringing value to markets where man-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion's technology is deployed across automotive, entertainment, medical training, mobility, personal computing, and three-dimensional simulation markets. Immersion's patent portfolio includes over 500 issued or pending patents in the United States and other countries.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning the benefits of medical simulators or customer acceptance of medical simulators; any statements concerning the benefits of TouchSense technology for consumers, operators, and manufacturers of touchscreens and electronic gaming devices; any statements concerning the breadth of and timeline to implement force feedback technology into handset models or into content, or any change in revenue that may occur from such implementation; any statements regarding consumer response that may occur as a result of having touch feedback in handsets or content; any statements concerning consumer and market acceptance of force feedback products in general; any statements regarding proposed products or services; any statements regarding future economic conditions or performance; statements of belief; and any statement or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion's products or a delay in or failure to achieve the acceptance of force feedback as a critical user experience.
    For a more detailed discussion of these factors, and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion, the Immersion logo, TouchSense, and VibeTonz are trademarks of Immersion Corporation in the U.S. and other countries. All other trademarks are the property of their respective owners.



                        Immersion Corporation
           Condensed Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                                  Three Months         Nine Months
                               Ended September 30, Ended September 30,
                                  2005      2004     2005      2004
                               ---------- -------- --------- ---------
Revenues:
  Royalty and license          $   1,473  $ 1,543  $  6,273  $  5,273
  Product sales                    3,376    3,255     9,328     8,578
  Development contracts and
   other                             538      653     1,804     2,469
                               ---------- -------- --------- ---------
    Total revenues                 5,387    5,451    17,405    16,320
                               ---------- -------- --------- ---------

Costs and expenses:
  Cost of product sales
   (exclusive of amortization
   of intangibles shown
   separately below)               1,756    1,822     4,808     4,583
  Sales and marketing              2,679    2,731     8,576     8,019
  Research and development         1,446    1,883     4,483     5,972
  General and administrative       3,073    5,555     7,557    14,022
  Amortization of intangibles        314      359     1,050     1,107
  Restructuring                        0        0       185         0
                               ---------- -------- --------- ---------
    Total costs and expenses       9,268   12,350    26,659    33,703
                               ---------- -------- --------- ---------

Operating loss                    (3,881)  (6,899)   (9,254)  (17,383)
Interest and other income
 (expense), net                     (265)      36      (756)     (494)
                               ---------- -------- --------- ---------
Loss before provision for
 income taxes                     (4,146)  (6,863)  (10,010)  (17,877)

Provision for income taxes           (12)       0      (110)        0
                               ---------- -------- --------- ---------

Net loss                       $  (4,158) $(6,863) $(10,120) $(17,877)
                               ========== ======== ========= =========
Basic and diluted net loss per
 share                         $   (0.17) $ (0.29) $  (0.42) $  (0.80)
                               ---------- -------- --------- ---------
Shares used in calculating
 basic and diluted net loss
 per share                        24,132   23,329    23,950    22,443
                               ---------- -------- --------- ---------


                        Immersion Corporation
                Condensed Consolidated Balance Sheets
                            (In thousands)

                                           September 30,  December 31,
                                                2005          2004
                                            (Unaudited)        (1)
                                           --------------  -----------
ASSETS
  Cash and cash equivalents                $      28,683  $    25,538
  Accounts receivable, net                         5,533        5,435
  Inventories                                      3,019        1,805
  Prepaid expenses and other current
   assets                                            865        1,280
                                           -------------- ------------
    Total current assets                          38,100       34,058

  Property and equipment, net                      1,142        1,174
  Intangibles and other assets, net                6,735        7,018
                                           -------------- ------------

TOTAL ASSETS                               $      45,977  $    42,250
                                           ============== ============

LIABILITIES
  Accounts payable                         $       1,717  $     4,038
  Accrued compensation                             1,148        1,499
  Other accrued liabilities                        2,492        2,002
  Deferred revenue and customer advances           3,647        3,420
  Current portion of long-term debt                    8           11
                                           -------------- ------------
    Total current liabilities                      9,012       10,970

  Long-term debt                                  17,332       16,917
  Long-term liabilities and deferred
   revenue                                        19,182        5,330
  Long-term customer advance from
   Microsoft                                      15,000       15,000
                                           -------------- ------------
    Total liabilities                             60,526       48,217

STOCKHOLDERS' DEFICIT                            (14,549)      (5,967)
                                           -------------- ------------

TOTAL LIABILITIES &
STOCKHOLDERS' DEFICIT                      $      45,977  $    42,250
                                           ============== ============

   (1) Derived from the Company's annual audited financial statements.



    CONTACT: Immersion Corporation
             Stephen Ambler, 408-467-1900
             invest@immersion.com